UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2010

Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2010, Franklin Street Properties Corp. (the “Registrant”) entered into an on demand offering sales agreement (the “Sales Agreement”) with Robert W. Baird & Co. Incorporated (“Baird”).  Pursuant to the Sales Agreement, the Registrant may offer and sell up to an aggregate gross sales price of $75,000,000 of its common stock, $0.0001 par value per share, (the “Shares”) from time to time through Baird as the Registrant’s sales agent (the “Offering”).  The Company filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) today in connection with the Offering (the “Prospectus Supplement”).

Sales of the Shares, if any, under the Sales Agreement will depend upon market conditions and other factors to be determined by the Registrant and may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the NYSE Amex or sales made to or through a market maker other than on an exchange, as well as in negotiated transactions, if and to the extent agreed by the Registrant in writing.  The Registrant has no obligation to sell any Shares pursuant to the Sales Agreement, and may at any time suspend solicitation and offers pursuant to the Sales Agreement.  Baird is not required to sell any specific number or dollar amount of Shares but has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares, as instructed by the Registrant. Either party may suspend any sale of Shares upon written notice to the other and may terminate the Sales Agreement on ten days’ notice to the other party.  The Sales Agreement provides that Baird will be entitled to compensation of 2.0% of the gross sales price per share for any of the Shares sold under the Sales Agreement.

The Shares to be issued and sold under the Sales Agreement are registered pursuant to an effective Shelf Registration Statement on Form S-3 (Registration No. 333-158898) and the Prospectus Supplement. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security, and there shall not be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	FRANKLIN STREET PROPERTIES CORP.

By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer

Exhibit  Index

1.1	Baird On Demand Offering Sales Agreement between the Registrant and Robert W. Baird & Co. Incorporated, dated May 6, 2010.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

8.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding certain tax matters.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 8.1).